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                                                                    EXHIBIT 99.1

[LOGO]

FOR IMMEDIATE RELEASE

ALLIED RISER COMMUNICATIONS ("ARC") ANNOUNCES ADDITIONAL EXPENSE REDUCTIONS

(DALLAS, TX. Feb. 19, 2001) - Allied Riser Communications Corporation (NASDAQ:
ARCC), one of the nation's leading providers of high-speed, IP-based broadband data applications and services, today announced that consistent with its phased network deployment schedule it has reduced its workforce by approximately 140 employees.

"These reductions continue the efforts we began in the early fourth quarter of 2000 in keeping with our revised build out plan," said Jerry Dinsmore, ARC's president and chief executive officer. "With the solid fourth quarter results we announced last month, and the additional buildings we are adding to our network we are continuing to position ARC for further success."

ABOUT ALLIED RISER COMMUNICATIONS

ARC is the pioneer in delivering reliable and innovative, 'first-mile' broadband services and applications that enable small- and medium-sized business owners to concentrate on running their companies, while leveraging ARC's expertise to meet their communications needs. ARC designs, constructs, deploy, and manage high-speed, broadband networks inside commercial office buildings located in major North American markets. Dallas-based ARC combines a balance of real estate and technology expertise with an understanding of customers' specific business communication needs to provide bundled data communications solutions. For more information, please visit http://www.arcbroadband.com

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Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995: The statements contained in this release that are not historical facts may be deemed to contain forward-looking statements, including but not limited to statements regarding overall market demand for market acceptance of the Company's services, the intention to deploy fiber-optic networks in additional buildings or markets and the timing and breadth of penetration in each building or market. Actual results may differ materially from those anticipated in any forward-looking statements as a result of certain risks and uncertainties, including, without limitation, the intense competition for the Company's service offerings, dependence on growth in demand for the Company's services, ability to manage growth of our operations, the ability to raise additional capital and other risks and uncertainties detailed in the Company's Securities and Exchange Commission filings. Prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any of the forward-looking statements contained herein to reflect future events or developments.


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ARC Contact:
Joey D. Mooring
Sr. Mgr. Corporate Communications & Investor Relations
Allied Riser Communications
214/560-2357
email: jmooring@arcmail.com